Exhibit 99.1

Flotek Industries 10603 W Sam Houston Pkwy N Suite 300 Houston, TX 77064 Ph: 713-849-9911 www.flotekind.com FOR IMMEDIATE RELEASE CONTACT: Roxana Salas | (713) 970-2104 | Roxana.Salas@Edelman.com

FEDERAL COURT DISMISSES LAWSUIT AGAINST FLOTEK

U.S. District Judge Alfred H. Bennett rules Flotek did not intentionally mislead investors

HOUSTON – April 4, 2017 — Flotek Industries Inc. (NYSE: FTK) announced today that the U.S. District Court for the Southern District of Texas has granted Flotek’s motion to dismiss the securities class action that had been filed against the company in the U.S. District Court for the Southern District of Texas.

Plaintiffs alleged that Flotek and its managers intentionally manipulated third-party data to overstate the efficacy of their patented Complex nano-Fluid® chemistry products on well performance in an interactive computer model developed for clients as a value validation tool.

But U.S. District Judge Alfred H. Bennett concluded that the plaintiffs failed to show any deliberate or fraudulent intent by Flotek to manipulate the data. “Having considered the arguments and the applicable law, the Court grants Defendant’s Motion to Dismiss,” Judge Bennett wrote in his March 30 ruling.

John W. Chisholm, Chairman and CEO of Flotek, said he had been confident of the strength of the company’s case.

“This is a resounding victory for Flotek as we continue to partner with our clients to enhance ultimate recoveries through our prescriptive chemistry technology and position ourselves for growth in the rebounding U.S. oil and gas industry,” he said.

The case is 4:15-cv-03327 in United States District Court Southern District of Texas Houston Division.

About Flotek Industries, Inc.

Flotek is a developer and distributor of prescriptive chemistry-based technology, including specialty chemicals, to clients in the energy, consumer industrials and food & beverage industries. Flotek’s inspired chemists draw from the power of solvents and oils of oranges to deliver solutions that enhance energy production, cleaning products, foods & beverages and fragrances. In the oil and gas sector, Flotek serves large and independent energy producers and oilfield service companies, both domestic and international. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.” For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation.

Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.

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